EXHIBIT 3.3

BERMUDA
THE COMPANIES ACT 1981
MEMORANDUM OF ASSOCIATION OF
COMPANY LIMITED BY SHARES
(Section 7(1) and (2))

MEMORANDUM OF ASSOCIATION
OF

Sensus Metering Systems (Bermuda 2) Ltd.
(hereinafter referred to as “the Company”)

1.                                       The liability of the members of the Company is limited to the amount (if any) for the time being unpaid on the shares respectively held by them.

2.                                       We, the undersigned, namely,

NAME	ADDRESS	BERMUDIAN STATUS (Yes/No)	NATIONALITY	NUMBER OF SHARES SUBSCRIBED

Charles G. R. Collis	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

David J. Doyle	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	Yes	British	One

Alison R. Guilfoyle	Clarendon House 2 Church Street Hamilton HM 11 Bermuda	No	British	One

do hereby respectively agree to take such number of shares of the Company as may be allotted to us respectively by the provisional directors of the Company, not exceeding the number of shares for which we have respectively subscribed, and to satisfy such calls as may be made by the directors, provisional directors or promoters of the Company in respect of the shares allotted to us respectively.

3.                                       The Company is to be an exempted Company as defined by the Companies Act 1981.

4.                                       The Company, with the consent of the Minister of Finance, has power to hold land situate in Bermuda not exceeding         in all, including the following parcels:

N/A

5.                                       The authorised share capital of the Company is US$12,000 divided into shares of US$1.00 each.  The minimum subscribed share capital of the Company is US$12,000.00.

6.                                       The objects for which the Company is formed and incorporated are:

(i)                                     To act and or to perform all the functions of a holding company in all its branches and to coordinate the policy and administration of (i) any entity or entities wherever incorporated, established or carrying on business which are in any manner directly or indirectly owned or controlled by the Company or by the same entity in any manner directly or indirectly owning or controlling the Company or (ii) any group of which the Company or any such entity owned or controlled by, or under common ownership or control with, the Company is a member;

(ii)                                  To provide and or procure financing and financial investment, management and advisory services and administrative services to any entity in which the Company owns, directly or indirectly an equity interest (regardless of whether the same carries any voting rights or preferred rights or restrictions); and, in connection with any of the foregoing, to provide and or procure credit, credit enhancement, financial accommodation, guarantees, loans and or advances with or without interest or benefit to the Company to any such entity and to lend to, deposit with and or charge or otherwise encumber in favour of any financial institution, fund and or trust, all or any property of the Company and or any interest therein to provide security or collateral for any financing provided to any such entity;

(iii)                               To act as an investment company and for that purpose to acquire, hold upon any terms, either in the name of the Company or that of any nominee, personal property of all kinds, including without limitation, shares, stock, debentures, debenture stock, ownership interests, swaps, hedging securities (including put and call options), annuities, notes, mortgages, bonds, obligations and other securities, foreign exchange, foreign currency deposits and commodities, issued or guaranteed by any company, partnership or other entity wherever incorporated, established or carrying on business, or by any government, sovereign, ruler, commissioners, public body or authority, supreme, municipal, local or otherwise, by original subscription, tender, purchase, exchange, underwriting, participation in syndicates or in any other manner and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise and to subscribe for the same, whether conditionally or absolutely, and to hold the same with a view to investment, but with the power to vary any investments, and to exercise and enforce all rights and powers conferred by or incident to the ownership thereof, and to invest and deal with the moneys of the Company upon such securities and in such manner as may be from time to time determined (including, without limitation, entering into, investing in and reinvesting in futures and forward contracts, derivative financial investments, foreign exchange contracts and related options thereon);

(iv)                              To acquire by purchase or otherwise, buy, own, hold, create, market, design, assemble, manufacture, repair, lease, hire, let, sell, dispose of (with or without consideration or benefit), maintain, improve, develop, manage, invest, build, construct, operate, package and otherwise trade, invest or deal in and with products, financial instruments, goods, and real and personal property of all kinds whatsoever and wheresoever situated, and enter into arrangements for or with respect to any of the foregoing;

(v)                                 To perform, provide, procure, market and deal in services and undertakings of all kinds;

(vi)                              To advise and act as consultants and managers of all kinds and, without limiting the generality of the foregoing, to provide investment and financial advice, consultation and management services;

(vii)                           To research, create, develop, invent, improve, discover, design, collate and draft original works, software, inventions, designs, concepts, formulas, processes, strategies, methodologies and the like, and acquire, build, own, hold, sell, lease, license, dispose of (with or without consideration or benefit), market, franchise, and otherwise exploit and deal in or with all intellectual and intangible property rights pertaining thereto whether registered or not, including but not limited to trade and service marks, trade names, copyrights, computer software, inventions, designs, patents, provisional patents, utility models, trade secrets, confidential information, know how, get-up and any other rights and privileges vesting in or attaching thereto;

2

(viii)                        To explore for, drill for, mine for, quarry for, move, transport, and refine metals, minerals, fossil fuel, petroleum, hydrocarbon products including, without limiting the generality of the foregoing, oil and oil products, and precious stones of all kinds and to prepare the same for sale or use;

(ix)                                To enter into any guarantee, contract of indemnity or suretyship and to assure, support or secure with or without consideration or benefit the performance of any obligations of any person or persons and to guarantee the fidelity of individuals filling or about to fill situations of trust or confidence;

(x)                                   To own, manage, operate, act as agents with respect to, build, repair, acquire, own, sell, charter, or deal in ships and aircraft;

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Signed by each subscriber in the presence of at least one witness attesting the signature thereof.

Subscribers	(Witnesses)

SUBSCRIBED this Twenty-first day of November, 2003.

THE COMPANIES ACT 1981
(Section 11(1))

FIRST SCHEDULE

A company limited by shares, or other company having a share capital, may exercise all or any of the following powers subject to any provision of the law or its memorandum.

1.                                       [repealed by 1992:51]

2.                                       to acquire or undertake the whole or any part of the business, property and the liabilities of any person carrying on any business that the company is authorized to carry on;

3.                                       to apply for register, purchase, lease, acquire, hold, use, control, license, sell, assign or dispose of patents, patent right, copyrights, trademarks, formulae, licenses, inventions, processes, distinctive marks and similar rights;

4.                                       to enter into partnership or into any arrangement for sharing of profits, union of interest, co-operation, joint venture, reciprocal concession or otherwise with any person carry on or engage in or about to carry on or engage in any business or transaction that the company is authorized to carry on or engage in any business or transaction capable of being conducted so as to benefit the company;

5.                                       to take or otherwise acquire and hold securities in any other body corporate having objects altogether in part similar to those of the company or carrying on any business capable of being conducted so as to benefit the company;

6.                                       subject to section 96 to lend money to any employee or to any person having dealing with the company or to whom the company proposes to have dealings or to any other body corporate any of whose shares are held by the company;

7.                                       to apply for, secure or acquire by grant, legislative enactment, assignment, transfer, purchase, or otherwise and to exercise, carry out and enjoy any charter, licence, power, authority, franchise, concession, right or privilege, that any government or authority or any body corporate or other public body may be empowered to grant, and to pay for, aid in and contribute toward carrying into effect and to assume any liabilities or obligations incidental thereto;

8.                                       to establish and support or aid in the establishment and support of associations, institutions, funds, or trust for the benefit of employees or former employees of the company or its predecessors, or the dependents or connections of such employees, any grant pensions and allowances, and make payments towards insurance or for any object similar to those set forth in this paragraph, and to subscribe or guarantee money for charitable, benevolent, educational or religious objects or for any exhibition or for any public, general or useful objects;

9.                                       to promote any company for the purpose of acquiring or taking over any of the property and liabilities of the company or for any other purpose that may benefit the company;

10.                                 to purchase, lease, take in exchange, hire or otherwise acquire any personal property and any rights or privileges that the company considers necessary or convenient for the purpose of its business;

11.                                 to construct, maintain, alter, renovate and demolish any buildings or works necessary or convenient for its objects;

12.                                 to take land in Bermuda by way of lease or letting agreement for a term not exceeding twenty-one years, being land “bona fide” required for the purposes of the business of the company and with the consent of the minister granted in his discretion to take land in Bermuda by way of lease or letting agreement for a similar period accommodation or recreational facilities for its officers and employees and when no longer necessary for any of the above purposes to terminate or transfer the lease or letting agreement;

13.                                 except to the extent, if any, as may be otherwise expressly provided in its incorporating Acts or memorandum and subject to the provisions of this Act every company shall have the power to invest the moneys of the Company by way of mortgage of real or personal property of every description in Bermuda or elsewhere and to sell, exchange, vary, or dispose of such mortgage as the company shall from time to time determine;

14.                                 to construct, improve, maintain, work, manage, carry out or control any roads, ways, tramways, branches or sidings, bridges, reservoirs, watercourses, wharves, factories, warehouses, electric works, shops, stores and other works and conveniences to, subsidize to otherwise assist or take part in the construction, improvement, maintenance, working, management, carry out or control thereof;

15.                                 to raise and assist in raising money for, and aid by way of bonus, loan, promise, endorsement, guarantee or otherwise, any person and guarantee the performance or fulfillment of any contracts or obligations of any person, and in particular guarantee the payment of the principal of and interest on the debt obligations of any such person;

16.                                 to borrow or raise or secure the payment of money in such manners as the company may think fit;

17.                                 to draw, make, accept, endorse, discount, execute, and issue bills of exchange, promissory notes, bills of lading, warrants and other negotiable or transferable instruments;

18.                                 when properly authorized to do so, to sell, lease, exchange, or otherwise dispose of the undertaking of the company or any part thereof as an entirety or substantially as an entirety for such consideration as the company thinks fit;

19.                                 to sell, improve, manage, develop, exchange, lease, dispose of, turn to account or otherwise deal with the property of the company in the ordinary course of its business;

20.                                 to adopt such means of making known the products of the company as may seem expedient, and in particular by advertising, by purchase and exhibition of works of arts or interest, by publication of books and periodical and by granting prizes and rewards and making donations;

21.                                 to cause the company to be registered and recognized in any foreign jurisdiction, and designate person therein according to the law of that foreign jurisdiction or to represent the company and to accept service for and on behalf of the company of any process or suit;

22.                                 to allot and issue fully-paid shares of the company in payment or part payment of any property purchased or otherwise acquired by the company or for any past services performed for the company;

23.                                 to distribute among the members of the company in cash, kind, specie or otherwise as may be resolved, by way of dividend, bonus or in any other manner considered advisable, any property of the company, but not so as to decrease the capital of the company unless the distribution is made for the purpose of enabling the company to be dissolved or the distribution, apart from this paragraph, would be otherwise lawful;

24.                                 to establish agencies and branches;

25.                                 to take or hold mortgages, hypotheses, liens and charges to secure payment of the purchase price, or of any unpaid balance of the purchase price, of any part of the property of the company of whatsoever kind sold by the company, or for any money due to the company from purchasers and others and to sell or otherwise dispose of any such mortgage, hypothec, lien or charge;

26.                                 to pay all costs and expenses of or incidental to the incorporation and organization of the of the company;

27.                                 to invest and deal with the moneys of the company not immediately required for the objects of the company in such manner as may be determined;

28.                                 to do any of the things authorized by this subscription and all things authorized by its memorandum as principal, agents, contractors, trustees or otherwise, and either alone or in conjunction with others;

29.                                 to do all such other as are incidental or conductive to attainment of the objects and the exercise of the powers of the company.

Every company may exercise its powers beyond the boundaries of Bermuda to the extent to which the laws in force where the powers are sought to be exercised permit